                            STOCK PURCHASE AGREEMENT




                            dated as of July 20, 2000



                                 by and between



                       STEINWAY MUSICAL INSTRUMENTS, INC.



                                       and



                                 BIM HOLDING AG




                               with respect to all
                          outstanding capital stock of

                    UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.

                                TABLE OF CONTENTS

     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                    Page
                                                                                                    No.
                                                                                                    ----
ARTICLE I SALE OF SHARES AND CLOSING .............................................................   6
1.01      Purchase and Sale ......................................................................   6
1.02      Purchase Price .........................................................................   6
1.03      Closing; Escrow ........................................................................   6
1.04      Net Retained Income Post-Closing Adjustment ............................................   7
1.05      Further Assurances; Post-Closing Cooperation ...........................................   8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER ..............................................   9
2.01      Organization of Seller .................................................................   9
2.02      Authority ..............................................................................   9
2.03      Organization of the Company ............................................................   9
2.04      Capital Stock ..........................................................................  10
2.05      Subsidiaries ...........................................................................  10
2.06      No Conflicts ...........................................................................  11
2.07      Governmental Approvals and Filings .....................................................  12
2.08      Books and Records ......................................................................  12
2.09      Financial Statements ...................................................................  12
2.10      Absence of Changes .....................................................................  13
2.11      No Undisclosed Liabilities .............................................................  15
2.12      Tax Return Filings .....................................................................  15
2.13      Legal Proceedings ......................................................................  18
2.14      Compliance With Laws and Orders ........................................................  18
2.15      Benefit Plans; ERISA ...................................................................  19
2.16      Real Property ..........................................................................  21
2.17      Tangible Personal Property; Investment Assets ..........................................  23
2.18      Intellectual Property Rights ...........................................................  23
2.19      Contracts ..............................................................................  24
2.20      Licenses ...............................................................................  25
2.21      Insurance ..............................................................................  26
2.22      Affiliate Transactions .................................................................  26
2.23      Employees; Labor Relations .............................................................  27
2.24      Environmental Matters ..................................................................  28
2.25      Substantial Customers and Suppliers ....................................................  29
2.26      Dealers ................................................................................  29
2.27      Bank and Brokerage Accounts; Investment Assets .........................................  29
2.28      No Powers of Attorney ..................................................................  30
2.29      Accounts Receivable ....................................................................  30
2.30      Inventory ..............................................................................  30


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2.31      Brokers ................................................................................  30
2.32      Disclosure .............................................................................  31

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER ..........................................  31
3.01      Organization ...........................................................................  31
3.02      Authority ..............................................................................  31
3.03      No Conflicts ...........................................................................  31
3.04      Governmental Approvals and Filings .....................................................  32
3.05      Legal Proceedings ......................................................................  32
3.06      Purchase for Investment ................................................................  32
3.07      Brokers ................................................................................  32

ARTICLE IV COVENANTS OF SELLER ...................................................................  33
4.01      Regulatory and Other Approvals .........................................................  33
4.02      HSR Filings ............................................................................  33
4.03      Investigation by Purchaser .............................................................  34
4.04      No Solicitations .......................................................................  34
4.05      Conduct of Business ....................................................................  34
4.06      Financial Statements and Reports; Filings ..............................................  35
4.07      Employee Matters .......................................................................  36
4.08      Certain Restrictions ...................................................................  37
4.09      Affiliate Transactions .................................................................  38
4.10      Books and Records ......................................................................  38
4.11      Noncompetition .........................................................................  38
4.12      Notice and Cure ........................................................................  39
4.13      Fulfillment of Conditions ..............................................................  40

ARTICLE V COVENANTS OF PURCHASER .................................................................  40
5.01      Regulatory and Other Approvals .........................................................  40
5.02      HSR Filings ............................................................................  40
5.03      Notice and Cure ........................................................................  41
5.04      Fulfillment of Conditions ..............................................................  41

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER ................................................  41
6.01      Representations and Warranties .........................................................  41
6.02      Performance ............................................................................  41
6.03      Officers'Certificates ..................................................................  42
6.04      Orders and Laws ........................................................................  42
6.05      Regulatory Consents and Approvals ......................................................  42
6.06      Third Party Consents ...................................................................  42
6.07      Opinions of Counsel ....................................................................  43
6.08      Resignations of Directors and Officers .................................................  43
6.09      Escrow Agreement .......................................................................  43
6.10      Estoppel Certificates ..................................................................  43
6.11      Environmental Survey ...................................................................  43


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6.12      Proceedings ............................................................................  44
6.13      Financing ..............................................................................  44
6.14      Contracts ..............................................................................  44
6.15      Tax Guaranty ...........................................................................  44

ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLER ..................................................  44
7.01      Representations and Warranties .........................................................  44
7.02      Performance ............................................................................  44
7.03      Officers'Certificates ..................................................................  45
7.04      Orders and Laws ........................................................................  45
7.05      Regulatory Consents and Approvals ......................................................  45
7.06      Proceedings ............................................................................  45
7.07      Satisfaction of Company and Subsidiary Loans ...........................................  45

ARTICLE VIII TAX MATTERS AND POST-CLOSING TAXES ..................................................  46
8.01      Foreign Real Property Holding Corporation ..............................................  46
8.02      Tax Sharing Agreement ..................................................................  46
8.03      Transfer Taxes .........................................................................  46
8.04      Pre-Closing Tax Returns ................................................................  46
8.05      Tax Returns for Stub Period ............................................................  46
8.06      Tax Cooperation ........................................................................  46

ARTICLE IX EMPLOYEE BENEFITS MATTERS .............................................................  47

ARTICLE X SURVIVAL; INDEMNIFICATION ..............................................................  47
10.01     Survival of Representations, Warranties, Covenants and Agreements ......................  47
10.02     Tax Indemnification; Post-Closing Adjustments; Notification; Control; Refunds ..........  47
10.03     Other Indemnification ..................................................................  48
10.04     Method of Asserting Claims .............................................................  49

ARTICLE XI TERMINATION ...........................................................................  52
11.01     Termination ............................................................................  52
11.02     Effect of Termination ..................................................................  52

ARTICLE XII DEFINITIONS ..........................................................................  53
12.01     Definitions ............................................................................  53

ARTICLE XIII MISCELLANEOUS .......................................................................  61
13.01     Notices ................................................................................  61
13.02     Entire Agreement .......................................................................  62
13.03     Expenses ...............................................................................  62
13.04     Public Announcements ...................................................................  62
13.05     Confidentiality ........................................................................  63
13.06     Waiver .................................................................................  63
13.07     Amendment ..............................................................................  64
13.08     No Third Party Beneficiary .............................................................  64


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13.09     No Assignment; Binding Effect ..........................................................  64
13.10     Headings ...............................................................................  64
13.11     Consent to Jurisdiction and Service of Process .........................................  64
13.12     Invalid Provisions .....................................................................  65
13.13     Governing Law ..........................................................................  65
13.14     Counterparts ...........................................................................  65


                                    EXHIBITS

     EXHIBIT A                [Intentionally Omitted]
     EXHIBIT B                Officer's Certificate of Seller
     EXHIBIT C                Secretary's Certificate of Seller
     EXHIBIT D-1              Opinion of United States Counsel to Seller
     EXHIBIT D-2              Opinion of Swiss Counsel to Seller
     EXHIBIT E                Officer's Certificate of Purchaser
     EXHIBIT F                Secretary's Certificate of Purchaser
     EXHIBIT G                Form of Tax Guaranty

                                    SCHEDULES

     Schedule 1.04            Year-End Statement and Calculation of Net
                              Retained Income

                          SELLER'S DISCLOSURE SCHEDULES

     Section 2.03 of the Disclosure Schedule      Organization of the Company
     Section 2.04 of the Disclosure Schedule      Capital Stock
     Section 2.05 of the Disclosure Schedule      Subsidiaries
     Section 2.06 of the Disclosure Schedule      No Conflicts
     Section 2.07 of the Disclosure Schedule      Governmental Approvals and
                                                  Filings
     Section 2.08 of the Disclosure Schedule      Books and Records
     Section 2.09 of the Disclosure Schedule      Financial Statements
     Section 2.10 of the Disclosure Schedule      Absence of Changes
     Section 2.11 of the Disclosure Schedule      No Undisclosed Liabilities
     Section 2.12 of the Disclosure Schedule      Tax Return Filings
     Section 2.13 of the Disclosure Schedule      Legal Proceedings
     Section 2.14 of the Disclosure Schedule      Compliance With Laws and
                                                  Orders
     Section 2.15 of the Disclosure Schedule      Benefit Plans; ERISA
     Section 2.16 of the Disclosure Schedule      Real Property
     Section 2.17 of the Disclosure Schedule      Tangible Personal Property; a
                                                  Investment Assets
     Section 2.18 of the Disclosure Schedule      Intellectual Property Rights
     Section 2.19 of the Disclosure Schedule      Contracts
     Section 2.20 of the Disclosure Schedule      Licenses
     Section 2.21 of the Disclosure Schedule      Insurance
     Section 2.22 of the Disclosure Schedule      Affiliate Transactions


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     Section 2.23 of the Disclosure Schedule      Employees; Labor Relations
     Section 2.24 of the Disclosure Schedule      Environmental Matters
     Section 2.25 of the Disclosure Schedule      Substantial Customers and
                                                  Suppliers
     Section 2.26 of the Disclosure Schedule      Dealers
     Section 2.27 of the Disclosure Schedule      Bank and Brokerage Accounts;
                                                  Investment Assets
     Section 2.28 of the Disclosure Schedule      No Powers of Attorney
     Section 2.29 of the Disclosure Schedule      Accounts Receivable

                        PURCHASER'S DISCLOSURE SCHEDULES

     Schedule 3.03 of the Disclosure Schedule     No Conflicts
     Schedule 3.04 of the Disclosure Schedule     Governmental Approvals and
                                                  Filings

     Schedule 4.11 of the Disclosure Schedule     Noncompetition

          This STOCK PURCHASE AGREEMENT dated as of July 20, 2000 (this "AGREEMENT"), is made and entered into by and between Steinway Musical Instruments, Inc., a Delaware corporation ("PURCHASER"), and BIM Holding AG, a Swiss corporation ("SELLER"). Capitalized terms not otherwise defined herein have the meanings set forth in SECTION 12.01.

          WHEREAS, Seller owns ten shares (10) shares of common stock, no par value, of United Musical Instruments Holdings, Inc., a Delaware corporation (the "COMPANY"), constituting all issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "SHARES"); and

          WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

          1.01 PURCHASE AND SALE. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

          1.02 PURCHASE PRICE. The aggregate purchase price for the Shares and for the covenant of Seller contained in SECTION 4.11 is equal to the sum of (a) Twenty Six Million United States Dollars ($26,000,000) (the "CLOSING PAYMENT") plus (b) the Income Payment (collectively, the "PURCHASE PRICE"), payable in immediately available United States funds in the manner provided in SECTION 1.03 and SECTION 1.04, $250,000 of which is allocable to, and deemed to be in consideration of, the noncompetition covenant of Seller contained in SECTION
4.11 (to be allocated $50,000 annually for five years) and the remainder of which is allocable to, and deemed to be in consideration of, the Shares.

          1.03 CLOSING; ESCROW. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10015-1413, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will pay the Closing Payment by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller at least two (2) Business Days before the Closing Date, PROVIDED that
(i) $1,000,000 of the Closing Payment shall be delivered by Purchaser by wire transfer of immediately available funds to an escrow agent mutually selected by Purchaser and Seller (the "ESCROW AGENT") under an escrow agreement to be entered into on the Closing Date by Seller, Purchaser and the Escrow Agent, the terms of which will be consistent with the terms hereof and mutually acceptable to the parties hereto (the "ESCROW AGREEMENT"). Simultaneously, Seller will

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assign and transfer to Purchaser all of Seller's right, title and interest in and to the Shares by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Seller and Purchaser the opinions, certificates and other Contracts, documents and instruments to be delivered under ARTICLES VI and VII.

          1.04 NET RETAINED INCOME POST-CLOSING ADJUSTMENT.

          (a) No later than March 15, 2001, the Purchaser shall, at its expense, cause to be prepared, and deliver to Seller a statement of the Company's financial position as of and for the calendar period ending on December 31, 2000 (the "YEAR-END STATEMENT"), from which a statement shall be derived which shall set forth the net retained income of the Company from January 1, 2000 to the Closing Date ("NET RETAINED INCOME") calculated pursuant to the formula and instructions attached hereto as SCHEDULE 1.04.

          (b) Seller and Seller's accountants shall, within thirty (30) days after the delivery by Purchaser of the Year-End Statement, complete their review of the Net Retained Income as derived from the Year-End Statement. In the event that Seller determines that Net Retained Income as derived from the Year-End Statement has not been determined in accordance with this SECTION 1.04, Seller shall inform Purchaser in writing (the "SELLER'S OBJECTION"), setting forth a specific description of the basis of Seller's Objection and the adjustments to Net Retained Income which Seller believes should be made, on or before the last day of such 30-day period. The Purchaser shall then have 30 days to review and respond to Seller's Objection. If Seller and Purchaser are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 20 days following the completion of Purchaser's review of Seller's Objection, they shall refer their remaining differences to PricewaterhouseCoopers at its South Bend, Indiana office (the "CPA FIRM"), who shall, acting as experts and not as arbitrators, determine which of the two Net Retained Income calculations derived from the Year-End Statement by the Seller and Purchaser most accurately reflects the standards set forth in this Section and SCHEDULE 1.04. The Seller and Purchaser shall direct the CPA Firm to use its best efforts to render its determination within 45 days. The CPA Firm's determination shall be conclusive and binding upon Purchaser and Seller. The fees and disbursements of the CPA Firm shall be paid by the non-prevailing party on the items submitted for determination by the CPA Firm. Purchaser and Seller shall make readily available to the CPA Firm all relevant nonproprietary books and records and any work papers (including those of the parties' respective accountants) relating to the Year-End Statement and all other items reasonably requested by the CPA Firm. The "ADJUSTED NET RETAINED INCOME" shall be (i) the Net Retained Income in the event that (x) no Seller's Objection is delivered to Purchaser during the 30-day period specified above, or (y) Seller and Purchaser so agree, (ii) the Net Retained Income, adjusted in accordance with the Seller's Objection in the event that Purchaser does not respond to Seller's Objection within the 30-day period following receipt by Purchaser of Seller's Objection, or (iii) the Net Retained Income, as either (x) adjusted by the agreement of Seller and Purchaser or (y) selected by the CPA Firm as set forth above.

          (c) The Income Payment shall equal the excess of Adjusted Net Retained over One Million United States dollars ($1,000,000). If the Income Payment is determined to be zero or an amount less than zero, neither Purchaser nor Seller shall make any Income Payment to the other. If the Income Payment is determined to be an amount greater than zero, Purchaser will pay the Income Payment by wire transfer of immediately available funds, to the account designated by Seller, within ten (10) days of the determination of the Adjusted Net Retained Income.

          (d) Seller shall provide Purchaser and its accountants full access to the accounting records, any other information, including nonproprietary work papers of its accountants, and to any employees to the extent reasonably necessary for Purchaser to prepare the Year-End Statement. Purchaser shall provide Seller and its accountants full access to the accounting records, any other information, including work papers of its accountants, and to any employees to the extent reasonably necessary for Seller to review the Year-End Statement.

          1.05 FURTHER ASSURANCES; POST-CLOSING COOPERATION.

          (a) At any time or from time to time after the Closing, Seller shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession of the Company and the Subsidiaries and their Assets and Properties and Books and Records to the extent held or controlled by Seller, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Operative Agreements to which it is a party.

          (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) compliance with the requirements of any Governmental or Regulatory Authority, (iii) the determination or enforcement or defense of the rights and obligations of any party to this Agreement or any of the Operative Agreements or (iv) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession, or accept delivery thereof during the thirty (30) day period after such offer is made.

          (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by such party in accordance with this paragraph shall be held confidential by such party in accordance with SECTION 13.05.

          (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Purchaser as follows:

          2.01 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the Laws of Switzerland. Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

          2.02 AUTHORITY. The execution and delivery by Seller of this Agreement and the Operative Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Seller, and, if necessary, by Seller's stockholders. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

          2.03 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. SECTION 2.03 OF THE DISCLOSURE SCHEDULE lists all lines of business in which the Company is participating or engaged. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in SECTION 2.03 OF THE DISCLOSURE SCHEDULE, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated for less than $5,000 by the Company or a Subsidiary, as the case may be, becoming qualified or admitted and in good standing. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in SECTION 2.03 OF THE DISCLOSURE

SCHEDULE. Seller has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate of incorporation and by-laws of the Company as in effect on the date hereof.

          2.04 CAPITAL STOCK. The authorized capital stock of the Company consists solely of ten (10) shares of Common Stock, of which only the Shares have been issued. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller owns the Shares, beneficially and of record, free and clear of all Liens except for Liens disclosed in SECTION 2.04 OF THE DISCLOSURE SCHEDULE which will be satisfied at the Closing upon satisfaction of Purchaser's obligations under SECTION 7.07. Except for this Agreement and as disclosed in SECTION 2.04 OF THE DISCLOSURE SCHEDULE, there are no outstanding Options with respect to the Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in SECTION 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens except for Liens disclosed in SECTION 2.04 OF THE DISCLOSURE SCHEDULE which will be satisfied at the Closing upon satisfaction of Purchaser's obligations under SECTION 7.07.

          2.05 SUBSIDIARIES. SECTION 2.05 OF THE DISCLOSURE SCHEDULE lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in SECTION 2.05 OF THE DISCLOSURE SCHEDULE, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in SECTION 2.05 OF THE DISCLOSURE SCHEDULE, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company or a Subsidiary, as the case may be, becoming qualified, licensed or admitted and in good standing. SECTION 2.05 OF THE DISCLOSURE SCHEDULE lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. Except as disclosed in SECTION 2.05 OF THE DISCLOSURE SCHEDULE, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all Liens. Except as disclosed in SECTION 2.05 OF THE DISCLOSURE SCHEDULE, there are no outstanding Options with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in
SECTION 2.05 OF THE DISCLOSURE SCHEDULE. Seller has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.

          2.06 NO CONFLICTS. The execution and delivery by Seller of this Agreement do not, and the execution and delivery by Seller of the Operative Agreements to which it is a party, the performance by Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or corporate charter documents of Seller, the certificate of incorporation or by-laws of the Company or any Subsidiary;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SECTION 2.07 OF THE DISCLOSURE SCHEDULE, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller, the Company or any Subsidiary or any of their respective Assets and Properties; or

          (c)  except as disclosed in SECTION 2.06 OF THE DISCLOSURE SCHEDULE,
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller, the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Seller, the Company or any Subsidiary or any of their respective Assets and Properties under, any Contract or License to which Seller, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound.

          2.07 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in
SECTION 2.07 OF THE DISCLOSURE SCHEDULE, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller, the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          2.08 BOOKS AND RECORDS. The minute books and other similar records of the Company and the Subsidiaries as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the Subsidiaries. The stock transfer ledgers and other similar records of the Company and the Subsidiaries as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the Subsidiaries. Except as set forth in
SECTION 2.08 OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a Subsidiary.

          2.09 FINANCIAL STATEMENTS. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of the following financial statements:

          (a) the audited balance sheets of the Company and its consolidated subsidiaries as of December 31, 1998 and 1999, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Crowe Chizek & Company LLP, and all letters from such accountants with respect to the results of such audits; and

          (b) the unaudited balance sheets of the Company and its consolidated subsidiaries as of May 31, 2000, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended.

Except as set forth in the notes thereto and as disclosed in SECTION 2.09 OF THE DISCLOSURE SCHEDULE, all such financial statements (i) were prepared in accordance with GAAP, (ii) fairly present the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby, and
(iii) were compiled from the Books and Records of the Company and the Subsidiaries regularly maintained by management and used to prepare the financial statements of the Company and the Subsidiaries in accordance with the principles stated therein. The Company and the Subsidiaries have maintained their respective Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP. Except for those Subsidiaries listed in SECTION 2.09 OF THE DISCLOSURE SCHEDULE, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this SECTION 2.09 have been, consolidated with those of the Company.

          2.10 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, and except as disclosed in SECTION 2.10 OF THE DISCLOSURE SCHEDULE, there has not occurred between the Audited Financial Statement Date and the date hereof:

               (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any such capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

               (ii) any authorization, issuance, sale or other disposition by the Company or any Subsidiary of any shares of capital stock of or Option with respect to the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary;

               (iii) (x) any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any Subsidiary whose annual salary is, or after giving effect to such change would be, $75,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which the Company or Subsidiary reasonably believed to be the least costly was chosen;

               (iv) (A) incurrences by the Company or any Subsidiary of Indebtedness in an aggregate principal amount exceeding $56,000,000 through July 31, 2000, or $58,000,000 thereafter (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

               (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company or any Subsidiary in an aggregate amount exceeding $100,000;

               (vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, or (y) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes, or any change in the fiscal year of the Company or any Subsidiary;

               (vii) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of the Company or any Subsidiary in an aggregate amount exceeding $100,000;

               (viii) any acquisition or disposition of, or incurrence of a Lien on, any Assets and Properties of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice;

               (ix) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Subsidiary, (y) recapitalization, reorganization, liquidation or dissolution of the Company or any Subsidiary or (z) merger or other business combination involving the Company or any Subsidiary and any other Person;

               (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to SECTION 2.19(a) or (b) any material License held by the Company or any Subsidiary;

               (xi) capital expenditures or commitments for additions to property, plant or equipment of the Company and the Subsidiaries constituting capital assets in an aggregate amount exceeding $100,000;

               (xii) any commencement or termination by the Company or any Subsidiary of any line of business;

               (xiii) any transaction by the Company or any Subsidiary with Seller, any officer, director or Affiliate (other than the Company or any Subsidiary) of Seller (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed pursuant to SECTION 2.19(a)(vii) OF THE DISCLOSURE SCHEDULE;

               (xiv) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

               (xv) any other transaction involving or development affecting the Company or any Subsidiary outside the ordinary course of business consistent with past practice.

          2.11 NO UNDISCLOSED LIABILITIES. Except as reflected or reserved against in the balance sheet included in the Audited Financial Statements or in the notes thereto or as disclosed in SECTION 2.11 OF THE DISCLOSURE SCHEDULE or any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties.

          2.12 TAX RETURN FILINGS.

          (a) TAX RETURN FILINGS. Except as set forth in SECTION 2.12(a) OF THE DISCLOSURE SCHEDULE, the Company and its Subsidiaries have filed all Tax Returns (or the Tax Returns have been filed on behalf of the Company and its Subsidiaries) required to be filed by applicable law prior to the date of the Disclosure Schedule. All Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. The Company and its Subsidiaries (i) have paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from the Company and its Subsidiaries for the periods covered by the Tax Returns or (ii) has duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP.

          (b) TAX RESERVES. Except as set forth in SECTION 2.12(b) OF THE DISCLOSURE SCHEDULE, the Company and its Subsidiaries have established (and until the Closing Date will maintain) on their respective books and records reserves adequate to pay all Taxes not yet due and payable.

          (c) TAX LIENS. Except as set forth in SECTION 2.12(c) OF THE DISCLOSURE SCHEDULE, there are no Tax liens upon the assets of the Company or its Subsidiaries except liens for Taxes not yet due.

          (d) WITHHOLDING TAXES. Except as set forth in SECTION 2.12(d) OF THE DISCLOSURE SCHEDULE, the Company and its Subsidiaries have complied (and until the Closing Date will comply) with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all required amounts.

          (e)  EXTENSIONS OF TIME FOR FILING RETURNS. Except as set forth in
SECTION 2.12(e) OF THE DISCLOSURE SCHEDULE, neither the Company nor its Subsidiaries has requested (and no request has been made on its behalf) any extension of time within which to file any Tax Return.

          (f) WAIVERS OF STATUTE OF LIMITATIONS. Except as set forth in SECTION 2.12(f) OF THE DISCLOSURE SCHEDULE, the Company or its Subsidiaries have not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns (and no extensions have been executed on their behalf).

          (g) TAX DEFICIENCIES. Except as set forth in SECTION 2.12(g) OF THE DISCLOSURE SCHEDULE, no deficiency for any Taxes has been suggested, proposed, asserted or assessed against the Company or any Subsidiary that has not been resolved and paid in full, and the Company and the Subsidiaries have received no notice of any such deficiency.

          (h) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. Except as set forth in SECTION 2.12(h) OF THE DISCLOSURE SCHEDULE, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Subsidiary.

          (i) POWERS OF ATTORNEY. Except as set forth in SECTION 2.12(i) OF THE DISCLOSURE Schedule, no power of attorney currently in force has been granted by the Company or any Subsidiary concerning any Tax matter.

          (j) TAX RULINGS. Except as set forth in SECTION 2.12(j) OF THE DISCLOSURE SCHEDULE, the Company or any Subsidiary has not received any written ruling of a taxing authority relating to Taxes, or any other written and legally binding agreement with a taxing authority relating to Taxes.

          (k) AVAILABILITY OF TAX RETURNS AND ASSOCIATED WORK PAPERS. Seller has made available (or, in the case of Tax Returns to be filed on or before the Closing Date, will make available) to Purchaser complete and accurate copies of all Tax Returns and associated work papers filed by or on behalf of the Company or any Subsidiary or by any affiliate of the Company or any Subsidiary to the extent the Tax Returns relate to the Company or any Subsidiary for all taxable years ending on or prior to the Closing Date.

          (l) TAX SHARING AGREEMENTS. Except for complete and accurate copies of tax sharing agreements provided to Purchaser and listed on SECTION 2.12(l) OF THE DISCLOSURE SCHEDULE, no agreements relating to allocating or sharing of Taxes exist among Seller, the Company and any Subsidiaries. Seller shall not amend any tax sharing agreements, or other arrangements to which the Company or any Subsidiary is a party prior to their termination.

          (m) CODE Section 341(f). Except as set forth in SECTION 2.12(m) OF THE DISCLOSURE SCHEDULE, the Company or any Subsidiary has not filed (and will not file prior to the Closing Date) a consent pursuant to Code Section 341(f) or agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset.

          (n) CODE Section 168. Except as set forth IN SECTION 2.12(n) OF THE DISCLOSURE SCHEDULE, no property of the Company or any Subsidiary is property that the Company, any Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168.

          (o) CODE Section 481 ADJUSTMENTS. Except as set forth in SECTION 2.12(o) OF THE DISCLOSURE SCHEDULE, the Company and its Subsidiaries are not required to include in income any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by the Company or any Subsidiary, and the Internal Revenue Service has not proposed an adjustment or change in accounting method.

          (p) CODE Section 280G. Except as set forth in SECTION 2.12(p) OF THE DISCLOSURE SCHEDULE, the Company or any Subsidiary is not a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G.

          (q) CODE Sections 6661 AND 6662. All transactions that could give rise to an understatement of federal income tax (within the meaning of Code
Section 6661 for Tax Returns filed on or before December 31, 1989, and within the meaning of Code Section 6662 for tax returns filed after December 31,
1989) by the Company or any Subsidiary have been adequately disclosed (or, with respect to Tax Returns filed following the Closing will be adequately disclosed) on the Company's Tax Returns or the Subsidiaries' Tax Returns in accordance with Code Section 6661(b)(2)(B) for Tax Returns filed on or prior to December 31, 1989, and in accordance with Code Section 6662(d)(2)(B) for Tax Returns filed after December 31, 1989.

          (r) REAL PROPERTY HOLDING CORPORATION. Neither the Company nor any of its Subsidiaries is (or through the Closing will become) a real property holding corporation within the meaning of Code Section 897(c)(2).

          2.13 LEGAL PROCEEDINGS. Except as disclosed in SECTION 2.13 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

          (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller, the Company or any Subsidiary or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to Seller, the Company or a Subsidiary, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any Subsidiary that would interfere in any material respect with its business or operations or (y) Losses by the Company or any Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $50,000;

          (b) there are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

          (c) there are no Orders outstanding against the Company or any Subsidiary.

Prior to the execution of this Agreement, Seller has delivered to Purchaser all responses of counsel for the Company and the Subsidiaries to auditors' requests for information delivered in connection with the Audited Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company or any Subsidiary.

          2.14 COMPLIANCE WITH LAWS AND ORDERS. Except as disclosed in SECTION
2.14 OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary is or has at any time within the last five (5) years been, or has received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties.

          2.15 BENEFIT PLANS; ERISA.

          (a) SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Except as disclosed in
SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations by the Seller, Company or any Subsidiary to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE, no loan is outstanding between the Company or any Subsidiary and any employee.

          In addition, except as disclosed in SECTION 2.15 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

          (b) Neither the Company nor any Subsidiary maintains or is obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

          (c) Except as set forth in SECTION 2.15(c) OF THE DISCLOSURE SCHEDULE, each Benefit Plan covers only employees who are employed by the Company or a Subsidiary (or former employees or beneficiaries with respect to service with the Company or a Subsidiary), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

          (d) Neither the Company, any Subsidiary, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

          (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and neither the Company nor any Subsidiary has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of
Section 401(k) of the Code. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

          (f) Neither Seller, the Company nor any Subsidiary is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Seller, the Company or any Subsidiary to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

          (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which the Company or any Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

          (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Company, any Subsidiary, Purchaser or any corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to Purchaser, the Company, any Subsidiary or any such corporation or organization. No "reportable event" within the meaning of
Section 4043 of ERISA has occurred with respect to any Defined Benefit Plan. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

          (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

          (j) There are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser, the Company, any Subsidiary or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

          (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

          (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of Seller, there have been no material changes in such values since said date.

          (m) Complete and correct copies of the following documents have been furnished to Purchaser prior to the execution of this Agreement:

               (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

               (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

               (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

               (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

               (v) the most recent accountings with respect to any Benefit Plan funded through a trust;

               (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted; and

               (vii) all qualified domestic relations orders or other orders governing payments from any Benefit Plan.

          2.16 REAL PROPERTY.

          (a) SECTION 2.16(a) OF THE DISCLOSURE SCHEDULE contains a true and correct list of (i) each parcel of real property owned by the Company or any Subsidiary, (ii) each parcel of real property leased by the Company or any Subsidiary (as lessor or lessee) and (iii) all Liens relating to or affecting any parcel of real property referred to in clause (i).

          (b) Except as disclosed in SECTION 2.16(a) OF THE DISCLOSURE SCHEDULE, the Company or a Subsidiary has good and marketable fee simple title to each parcel of real property owned by it, free and clear of all Liens. Except for the real property leased to others referred to in clause (ii) of paragraph
(a) above, the Company or a Subsidiary is in possession of each parcel of real property owned by it, together with all buildings, structures, facilities, fixtures and other improvements thereon. The Company and the Subsidiaries have adequate rights of ingress and egress with respect to the real property listed in SECTION 2.16(a) OF THE DISCLOSURE SCHEDULE and all buildings, structures, facilities, fixtures and other improvements thereon. None of such real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

          (c) The Company or a Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Subsidiary and of each other Person that is a party thereto, and except as set forth in SECTION 2.16(c) OF THE DISCLOSURE SCHEDULE, there is no, and neither the Company nor any Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary owes any brokerage commissions with respect to any such leased space.

          (d) Seller has delivered to Purchaser prior to the execution of this Agreement, to the extent possessed by or under the control of Seller, Company or any Subsidiary, or any of their respective directors, officers or agents, true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the real property owned by the Company and the Subsidiaries, and (ii) all leases (including any amendments and renewal letters) and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (d) with respect to the real property leased by the Company and the Subsidiaries.

          (e) Except as disclosed in SECTION 2.16(e) OF THE DISCLOSURE SCHEDULE, no tenant or other party in possession of any of the real properties owned by the Company and the Subsidiaries, has any right to purchase, or holds any right of first refusal to purchase, such properties.

          (f) Except as disclosed in SECTION 2.16(f) OF THE DISCLOSURE SCHEDULE, the improvements on the real property identified in SECTION 2.16(a) OF THE DISCLOSURE SCHEDULE are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Seller, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

          2.17 TANGIBLE PERSONAL PROPERTY; INVESTMENT ASSETS.

          The Company or a Subsidiary is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of their business, including all tangible personal property reflected on the balance sheet included in the Unaudited Financial Statements and tangible personal property acquired since the Unaudited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Liens disclosed in SECTION 2.17(a) OF THE DISCLOSURE SCHEDULE, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

          (a) SECTION 2.17(b) OF THE DISCLOSURE SCHEDULE describes each Investment Asset owned by the Company or any Subsidiary on the date hereof. Except as disclosed in SECTION 2.17(b) OF THE DISCLOSURE SCHEDULE, all such Investment Assets are owned by the Company or a Subsidiary free and clear of all Liens.

          2.18 INTELLECTUAL PROPERTY RIGHTS. The Company and the Subsidiaries have interests in or use only the Intellectual Property disclosed in SECTION
2.18 OF THE DISCLOSURE SCHEDULE, each of which the Company or a Subsidiary either has all right, title and interest in or a valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the business of the Company or any Subsidiary. Except as disclosed in
SECTION 2.18 OF THE DISCLOSURE SCHEDULE, (i) the Company or a Subsidiary has the exclusive right to use the Intellectual Property disclosed in SECTION 2.18 OF THE DISCLOSURE SCHEDULE, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or a Subsidiary to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company or any Subsidiary in respect of such Intellectual Property, (iv) Seller has delivered to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to the Knowledge of Seller, no such Intellectual Property is being infringed by any other Person. Neither Seller, the Company nor any Subsidiary has received notice that the Company or any Subsidiary is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of Seller, has been made to such effect that has not been resolved and, to the Knowledge of Seller, neither the Company nor any Subsidiary is infringing any Intellectual Property of any other Person.

          2.19 CONTRACTS.

          (a) SECTION 2.19(a) OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

               (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and
     (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company or any Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $25,000 or any group of employees exceeding $50,000 in the aggregate;

               (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or, except as provided in SECTION 4.11, prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary;

               (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

               (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary in excess of $50,000 or to preferred stock issued by the Company or any Subsidiary;

               (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

               (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

               (vii) all Contracts between or among the Company or any Subsidiary, on the one hand, and Seller, any officer, director or Affiliate (other than the Company or any Subsidiary) of Seller, on the other hand;

               (viii) all collective bargaining or similar labor Contracts;

               (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

               (x) all other Contracts (other than Benefit Plans, leases listed in SECTION 2.16(a) OF THE DISCLOSURE SCHEDULE and insurance policies listed in SECTION 2.21 OF THE DISCLOSURE SCHEDULE) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $50,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company or any Subsidiary.

          (b) Each Contract required to be disclosed in SECTION 2.19(a) OF THE DISCLOSURE SCHEDULE is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in SECTION 2.19(b) OF THE DISCLOSURE SCHEDULE neither the Company, any Subsidiary nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

          2.20 LICENSES. SECTION 2.20 OF THE DISCLOSURE SCHEDULE contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of the Company or any Subsidiary (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in SECTION 2.20 OF THE DISCLOSURE SCHEDULE:

               (i) the Company and each Subsidiary owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

               (ii) each License listed in SECTION 2.20 OF THE DISCLOSURE
     SCHEDULE is valid, binding and in full force and effect; and

               (iii) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

               2.21 INSURANCE. SECTION 2.21 OF THE DISCLOSURE SCHEDULE contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or any Subsidiary or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (i) have been issued to the Company or any Subsidiary or (ii) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in SECTION 2.21 OF THE DISCLOSURE SCHEDULE is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in SECTION 2.21 OF THE DISCLOSURE SCHEDULE are placed with financially sound and reputable insurers and, in light of the respective business, operations and Assets and Properties of the Company and the Subsidiaries, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

          2.22 AFFILIATE TRANSACTIONS. Except as disclosed in SECTION 2.19(a)(vii) or SECTION 2.22(a) OF THE DISCLOSURE SCHEDULE, (i) there are no intercompany Liabilities between the Company or any Subsidiary, on the one hand, and Seller, any officer, director or Affiliate (other than the Company or any Subsidiary) of Seller, on the other, (ii) neither Seller nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary, (iii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to Seller or any such officer, director or Affiliate and (iv) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets issued by Seller or any such officer, director or Affiliate. Except as disclosed in SECTION 2.22(b) OF THE DISCLOSURE SCHEDULE, each of the Liabilities and transactions listed in SECTION 2.22(a) OF THE DISCLOSURE SCHEDULE was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in SECTION 2.22(c) OF THE DISCLOSURE SCHEDULE, since the Audited Financial Statement Date, all settlements of intercompany Liabilities between the Company or any Subsidiary, on the one hand, and Seller or any such officer, director or Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

          2.23 EMPLOYEES; LABOR RELATIONS.

          (a) SECTION 2.23 OF THE DISCLOSURE SCHEDULE contains a list of the name of each officer and employee of the Company and the Subsidiaries having an annual base salary or wages of at least $50,000 at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. Seller has not received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

          (b)  Except as disclosed in SECTION 2.23 OF THE DISCLOSURE SCHEDULE,
(i) no employee of the Company or any Subsidiary is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against the Company or any of the Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since January 1, 1997, there has been no work stoppage, strike or other concerted action by employees of the Company or any Subsidiary. During that period, the Company and the Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

          2.24 ENVIRONMENTAL MATTERS. Each of the Company and the Subsidiaries has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or such Subsidiary. Each of such Licenses is in full force and effect and each of the Company and the Subsidiaries is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in SECTION 2.24 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

          (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company or any Subsidiary to have any License required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or any of the Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material generated by the Company or any Subsidiary, and to the Knowledge of Seller, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

          (b) Neither the Company nor any Subsidiary owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through (iv), at, on or under any site or facility now or previously owned, operated or leased by the Company or any Subsidiary.

          (c) Neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against the Company or any Subsidiary.

          (d) No Hazardous Material generated by the Company or any Subsidiary has been recycled, treated, stored, disposed of or Released by the Company or any Subsidiary at any location.

          (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any Subsidiary and no site or facility now or previously owned, operated or leased by the Company or any Subsidiary is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

          (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company or any Subsidiary, and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of Seller, is in process that could subject any such site or facility to such Liens, and neither the Company nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, the Company or any Subsidiary in relation to any site or facility now or previously owned, operated or leased by the Company or any Subsidiary which have not been delivered to Purchaser prior to the execution of this Agreement.

          2.25 SUBSTANTIAL CUSTOMERS AND SUPPLIERS. SECTION 2.25(a) OF THE DISCLOSURE SCHEDULE lists the ten (10) largest customers of the Company and the Subsidiaries, on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year. SECTION 2.25(b) OF THE DISCLOSURE SCHEDULE lists the ten (10) largest suppliers of the Company and the Subsidiaries, on the basis of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in SECTION 2.25(c) OF THE DISCLOSURE SCHEDULE, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the Company and the Subsidiaries since the Audited Financial Statement Date, or to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in SECTION 2.25(d) OF THE DISCLOSURE SCHEDULE, to the Knowledge of Seller, no such customer or supplier is threatened with bankruptcy or insolvency.

          2.26 DEALERS. SECTION 2.26 OF THE DISCLOSURE SCHEDULE lists all the dealers of the Company and the Subsidiaries, on the basis of goods sold for the most recently-completed fiscal year.

          2.27 BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS. SECTION 2.27 OF THE DISCLOSURE SCHEDULE sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

          2.28 NO POWERS OF ATTORNEY. Except as set forth in SECTION 2.28 OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary has any powers of attorney or comparable delegations of authority outstanding.

          2.29 ACCOUNTS RECEIVABLE. Except as set forth in SECTION 2.29 OF THE DISCLOSURE SCHEDULE, the accounts and notes receivable of the Company and the Subsidiaries reflected on the balance sheet included in the Unaudited Financial Statements, and all accounts and notes receivable arising subsequent to the Unaudited Financial Statement Date, (i) arose from BONA FIDE sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Unaudited Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any Subsidiary. SECTION 2.29 OF THE DISCLOSURE SCHEDULE sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company and the Subsidiaries. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company or a Subsidiary, as the case may be, a perfected security interest in the related collateral, have been taken.

          2.30 INVENTORY. All inventory of the Company and the Subsidiaries reflected on the balance sheet included in the Unaudited Financial Statements consisted, and all such inventory acquired since the Unaudited Financial Statement Date consists, of inventory calculated in accordance with criteria set forth in SCHEDULE 1.04. Except as disclosed in the notes to the Unaudited Financial Statements, all items included in the inventory of the Company and the Subsidiaries are the property of the Company and the Subsidiaries, free and clear of any Lien, have not been pledged as collateral, are not held by the Company or any Subsidiary on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

          2.31 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

          2.32 DISCLOSURE. All material facts relating to the Business or Condition of the Company have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Seller as follows:

          3.01 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          3.02 AUTHORITY. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, a legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

          3.03 NO CONFLICTS. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Purchaser;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SCHEDULE 3.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

          (c) except as disclosed in SCHEDULE 3.03 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

          3.04 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in
SCHEDULE 3.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          3.05 LEGAL PROCEEDINGS. There are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          3.06 PURCHASE FOR INVESTMENT. The Shares will be acquired by Purchaser (or, if applicable, its assignee pursuant to SECTION 14.09(b)(i)) for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of Purchaser (or such assignee, as the case may be). Purchaser (or such assignee, as the case may
be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

          a) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                               COVENANTS OF SELLER

          Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Seller will comply with all covenants and provisions of this
ARTICLE IV, except to the extent Purchaser may otherwise consent in writing.

          4.01 REGULATORY AND OTHER APPROVALS. Seller will, and will cause the Company and the Subsidiaries to, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in SECTIONS 2.06 AND 2.07 OF THE DISCLOSURE SCHEDULE, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and

(c) cooperate with Purchaser in connection with the performance of its obligations under SECTIONS 5.01 AND 5.02. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          4.02 HSR FILINGS. In addition to and not in limitation of Seller's covenants contained in SECTION 4.01, Seller will (a) take promptly all actions necessary to make the filings required of Seller or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Seller or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

          4.03 INVESTIGATION BY PURCHASER. Seller will, and will cause the Company and the Subsidiaries to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors, consultants and other representatives (together "REPRESENTATIVES") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and the Subsidiaries and their Assets and Properties and Books and Records, (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company and the Subsidiaries as Purchaser or any of such other Persons reasonably may request in connection with such investigation and (c) otherwise cooperate fully with Purchaser and its officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors, consultants and other representatives with respect to Purchaser's attempts to obtain financing.

          4.04 NO SOLICITATIONS. Seller will not take, nor will it permit the Company, the Subsidiaries or any Affiliate of Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller, the Company, the Subsidiaries or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or any Subsidiary or permitting access to the Assets and Properties and Books and Records of the Company or any Subsidiary) any offer or inquiry from any Person concerning an Acquisition Proposal. If Seller, the Company, any Subsidiary or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the terms of this
SECTION 4.04 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

          4.05 CONDUCT OF BUSINESS. Seller will cause the Company and the Subsidiaries to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller will:

          (a) cause the Company and the Subsidiaries to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company and the Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Company and the Subsidiaries, (iii) maintain the Assets and Properties of the Company and the Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom the Company or any Subsidiary sells goods or provides services or with whom the Company or any Subsidiary otherwise has significant business relationships, and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and the Subsidiaries;

          (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner,
(ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, or (B) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes and (iii) not permit any change in the fiscal year of the Company or any Subsidiary;

          (c) (i) use, and will cause the Company and the Subsidiaries to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in SECTION 2.21 OF THE DISCLOSURE SCHEDULE, (ii) to the extent requested by Purchaser prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary to continue to be provided at the expense of the Company and the Subsidiaries for at least ninety (90) days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of the Company and the Subsidiaries to be paid to the Company and the Subsidiaries; and

          (d) cause the Company and the Subsidiaries to comply, in all material respects, with all Laws and Orders applicable to the business and operations of the Company and the Subsidiaries, and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

          4.06 FINANCIAL STATEMENTS AND REPORTS; FILINGS.

          (a) As promptly as practicable and in any event no later than forty five (45) days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or ninety (90) days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, Seller will deliver to Purchaser true and complete copies of (in the case of any such fiscal year) the audited and (in the case of any such fiscal quarter) the unaudited consolidated balance sheet, and the related audited or unaudited consolidated statements of operations, stockholders' equity and cash flows, of the Company and its consolidated subsidiaries, in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Audited Financial Statements.

          (b) As promptly as practicable, Seller will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses as may be prepared or received by Seller, the Company or any Subsidiary relating to the business or operations of the Company or any Subsidiary or as Purchaser may otherwise reasonably request.

          (c) As promptly as practicable, Seller will deliver copies of all License applications and other filings made by the Company or any Subsidiary after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

          4.07 EMPLOYEE MATTERS. Except as may be required by Law, Seller will refrain, and will cause the Company and the Subsidiaries to refrain, from directly or indirectly:

          (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Company or any Subsidiary concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

          (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any Subsidiary whose annual salary is or, after giving effect to such change, would be $75,000 or more;

          (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Company or Subsidiary reasonably believes to be the least costly is chosen; or

          (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement.

Seller will cause the Company and the Subsidiaries to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Seller will promptly notify Purchaser in writing of each receipt by Seller, the Company or any Subsidiary (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

          4.08 CERTAIN RESTRICTIONS. Seller will cause the Company and the Subsidiaries to refrain from:

          (a) amending their certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

          (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or any Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary;

          (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

          (d) acquiring or disposing of, or incurring any Lien on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

          (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to SECTION 2.19(a) or (B) any material License or (ii) granting any irrevocable powers of attorney;

          (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Subsidiary or any Contract to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound;

          (g) (i) incurring Indebtedness in an aggregate principal amount exceeding $56,000,000 through July 31, 2000 and $58,000,000 thereafter (net of any amounts of

Indebtedness discharged during such period), or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

          (h) engaging with any Person in any merger or other business combination;

          (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $50,000;

          (j) making any change in the lines of business in which they participate or are engaged;

          (k) writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice; or

          (l) entering into any Contract to do or engage in any of the foregoing.

          4.09 AFFILIATE TRANSACTIONS. Except as set forth in SECTION 4.09 OF THE DISCLOSURE SCHEDULE, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between Seller, any officer, director or Affiliate (other than the Company or any Subsidiary) of Seller, on the one hand, and the Company or any of the Subsidiaries, on the other, will be paid in full, and Seller will terminate and will cause any such officer, director or Affiliate to terminate each Contract with the Company or any Subsidiary; PROVIDED, HOWEVER, that Purchaser may designate any such Contract or Contracts, by notice to Seller not less than five (5) days prior to the Closing, which shall not be so terminated, and any such designated Contract(s) will continue to be maintained through the Closing in accordance with its terms. Prior to the Closing, neither the Company nor any Subsidiary will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to SECTION 2.19(a)(vii) OF THE DISCLOSURE SCHEDULE), with Seller or any such officer, director or Affiliate.

          4.10 BOOKS AND RECORDS. On the Closing Date, Seller will deliver or make available to Purchaser at the offices of the Company and the Subsidiaries all of the Books and Records, and if at any time after the Closing Seller discovers in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchaser.

          4.11 NONCOMPETITION. Seller will, and will cause each of its officers and directors to, for a period of five (5) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

               (i) employing, engaging or seeking to employ or engage any Person who within the prior twelve (12) months had been an officer or employee of the Company or a Subsidiary, unless such officer or employee
     (A) resigns voluntarily

     (without any solicitation from Seller or any of its Affiliates) or (B) is terminated by the Company or any Subsidiary after the Closing Date;

               (ii) causing or attempting to cause (A) any client, customer or supplier of the Company or any Subsidiary to terminate or materially reduce its business with the Company and the Subsidiaries or (B) any officer, employee or consultant of the Company or any Subsidiary to resign or sever a relationship with the Company or a Subsidiary;

               (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or any of the Subsidiaries or any of their respective clients, customers or suppliers; or

               (iv) participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business in which the Company or any of the Subsidiaries is participating or engaged on the Closing Date in any jurisdiction listed in SCHEDULE 4.11 OF THE DISCLOSURE SCHEDULE, which are all of the jurisdictions in which the Company or a Subsidiary participates or engages in such line of business on the Closing Date.

          (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

          (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

          4.12 NOTICE AND CURE. Seller will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Seller, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of

Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under ARTICLE XI.

          4.13 FULFILLMENT OF CONDITIONS. Seller will execute and deliver at the Closing each Operative Agreement that Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit the Company or any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE V

                             COVENANTS OF PURCHASER

          Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this ARTICLE V, except to the extent Seller may otherwise consent in writing.

          5.01 REGULATORY AND OTHER APPROVALS. Purchaser will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in SCHEDULES
3.03 AND 3.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Seller, the Company and the Subsidiaries in connection with the performance of their obligations under SECTIONS 4.01 AND 4.02. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause
(a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          5.02 HSR FILINGS. In addition to and without limiting Purchaser's covenants contained in SECTION 5.01, Purchaser will (i) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, including paying any required fees associated therewith, (ii) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and

(iii) cooperate with Seller in connection with Seller's filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

          5.03 NOTICE AND CURE. Purchaser will notify Seller in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller's right to seek indemnity under ARTICLE XI.

          5.04 FULFILLMENT OF CONDITIONS. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

          The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

          6.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Seller in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

          6.02 PERFORMANCE. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

          6.03 OFFICERS' CERTIFICATES. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of Seller by the Chairman of the Board, the President or any Executive Vice President of Seller, substantially in the form and to the effect of EXHIBIT B hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Seller, substantially in the form and to the effect of EXHIBIT C hereto.

          6.04 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company, any Subsidiary or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

          6.05 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser,
(c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

          6.06 THIRD PARTY CONSENTS. The consents (or in lieu thereof waivers)
(i) listed in SECTION 6.06 OF THE DISCLOSURE SCHEDULE, and (ii) all other consents (or in lieu thereof waivers) to the performance by Purchaser and Seller of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, Seller, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except (in the case of clause (ii) above) where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.

          6.07 OPINIONS OF COUNSEL. Purchaser shall have received the opinion of BDS Consulting, AG, Switzerland counsel to Seller, and the opinion of Barnes & Thornburg, United States counsel to Seller and the Company, dated the Closing Date, substantially in the form and to the effect of EXHIBIT D-1 and EXHIBIT D-2 hereto, respectively.

          6.08 RESIGNATIONS OF DIRECTORS AND OFFICERS. Such members of the boards of directors and such officers of the Company and the Subsidiaries as are designated in a written notice delivered at least five (5) Business Days prior to the Closing Date by Purchaser to Seller shall have tendered, effective at the Closing, their resignations as such directors and officers.

          6.09 ESCROW AGREEMENT. Seller and the Escrow Agent shall have entered into the Escrow Agreement.

          6.10 ESTOPPEL CERTIFICATES. Purchaser shall have received Estoppel Certificates with respect to the real property leases listed in SECTION 6.10(b) OF THE DISCLOSURE SCHEDULE.

          6.11 ENVIRONMENTAL SURVEY. Purchaser shall have received Phase I Environmental Reports or an environmental survey and assessment in form and substance reasonably satisfactory to Purchaser prepared at Purchaser's cost by a firm of licensed engineers (familiar with the identification of Hazardous Materials) reasonably satisfactory to Purchaser, such Phase I Environmental Reports or environmental surveys and assessments to be based upon physical on-site inspections by such firm of each of the existing sites and facilities owned, operated and leased by the Company and the Subsidiaries, as well as a historical review of the uses of such sites and facilities and of the business and operations of the Company and the Subsidiaries (including any former Subsidiaries or divisions of the Company or any Subsidiary which have been disposed of prior to the date of such survey and assessment and with respect to which the Company or any Subsidiary may have retained liability for environmental matters). The substance of such Phase I Environmental Reports or environmental surveys and assessments shall be deemed "reasonably satisfactory to Purchaser" if (i) they do not identify any material changes in items, issues or concerns disclosed on or identified in documents referred to on SECTION 2.24 OF THE DISCLOSURE SCHEDULE and (ii) they do not identify any material items, issues or concerns not disclosed on or identified in documents referred to on
SECTION 2.24 OF THE DISCLOSURE SCHEDULE.

          6.12 PROCEEDINGS. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          6.13 FINANCING. Purchaser shall have raised financing resulting in gross proceeds to Purchaser of an amount not less than $80,000,000.

          6.14 CONTRACTS. Seller shall have caused the Company to terminate all Contracts or other arrangements to which the Company or any Subsidiary, on the one hand, and the Seller or an Affiliate of the Seller, on the other hand, are parties, except as otherwise designated by Purchaser in accordance with SECTION 4.09.

          6.15 TAX GUARANTY. Seller shall have delivered to Purchaser evidence from Bank Leu, substantially in the form attached as EXHIBIT G of Seller's ability to make available to Purchaser until June 30, 2004 not less than $3,000,000 to cover claims under SECTION 10.02.

                                  ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF SELLER

          The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

          7.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

          7.02 PERFORMANCE. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

          7.03 OFFICERS' CERTIFICATES. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the Chairman of the Board, the President or any Executive Vice President of Purchaser, substantially in the form and to the effect of EXHIBIT E hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of EXHIBIT F hereto.

          7.04 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          7.05 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

          7.06 PROCEEDINGS. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          7.07 SATISFACTION OF COMPANY AND SUBSIDIARY LOANS. Purchaser shall have satisfied or provided funding to satisfy Company's and Subsidiary's loans from Swedbank Forenigns Sparbanken AB, Bank One National Association and Seller, in an aggregate principal amount not to exceed the amount permitted pursuant to
SECTION 4.08(g)(i).

                                  ARTICLE VIII

                       TAX MATTERS AND POST-CLOSING TAXES

          8.01 FOREIGN REAL PROPERTY HOLDING CORPORATION. Seller shall cause the Company to furnish to Purchaser and to the Internal Revenue Service, a statement complying with the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) (the "STATEMENT") certifying that the Company is not a real property holding corporation within the meaning of Code Section 897(h)(2). The Statement delivered by the Company shall be dated not more than thirty (30) days prior to the Closing Date, shall be signed by a responsible corporate officer and include the name, address and identifying number of Company, the name, address and identifying number (if any) of Seller, and a certification that the Company is not and has not been a United States real property holding corporation at any time during the previous five years (or the period in which the interest was held by its present holder, if shorter).

          8.02 TAX SHARING AGREEMENT. Any tax sharing agreements, tax settlement agreements, arrangements, policies or guidelines, formal or informal, express or implied that may exist between the Company and Seller or any affiliate of Seller (other than the Company) (a "TAX SHARING AGREEMENT") shall terminate as of the Closing Date and, except as specifically provided herein, any obligation to make payments under any Tax Sharing Agreement shall be cancelled as of the Closing Date.

          8.03 TRANSFER TAXES. Seller shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("TRANSFER TAXES"), including without limitation Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend and hold harmless Purchaser and the Company on an after-Tax basis with respect to such Transfer Taxes. Seller shall file all necessary documentation and Returns with respect to such Transfer Taxes.

          8.04 PRE-CLOSING TAX RETURNS. Seller shall cause the Company to timely prepare and file all Tax Returns for periods ending on or before the Closing Date ("PRE-CLOSING TAX RETURNS"). Seller shall cause the Company to prepare all Pre-Closing Tax Returns in accordance with the tax accruals on the books and records of the Company and will not permit Company to amend any Tax Return without the written approval of Purchaser, which consent shall not be unreasonably withheld.

          8.05 TAX RETURNS FOR STUB PERIOD. Seller and Purchaser will, to the extent permitted by applicable law, elect with the relevant taxing authorities to close the taxable period of the Company on the Closing Date. In any case where applicable law does not permit the Company to close its taxable year on the Closing Date, Purchaser will be responsible for and will cause to be prepared and duly filed all Tax Returns relating to Taxes of the Company for any taxable period which includes and ends after the Closing Date (the "STUB PERIOD").

          8.06 TAX COOPERATION. After the Closing Date, Seller will cooperate in the preparation of all Tax Returns and will provide (or cause to be provided) any records and other information Purchaser reasonably requests, and will provide access to, and the cooperation of, its auditors. Seller will cooperate reasonably with Purchaser in connection with any Tax investigation, audit or other proceeding.

                                   ARTICLE IX

                            EMPLOYEE BENEFITS MATTERS

                           [INTENTIONALLY LEFT BLANK]

                                   ARTICLE X

                            SURVIVAL; INDEMNIFICATION

          10.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Company and the Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing.

          10.02 TAX INDEMNIFICATION; POST-CLOSING ADJUSTMENTS; NOTIFICATION; CONTROL; REFUNDS.

          (a) After the Closing Date and until thirty (30) days after the expiration of the Applicable Statutes of Limitations for (and computed based on the actual filing dates of) the respective Pre-Closing Tax Returns as to such Pre-Closing Tax Returns, and until thirty (30) days after the expiration of the Applicable Statutes of Limitations for (and computed based on the actual filing dates of) Seller's Stub Period Taxes (as defined below), taking into account only extensions and/or stays at the request of the IRS or any other taxing authority or any agent or representative thereof consented to by Seller in accordance with Section 10.02(b), Seller will indemnify and hold harmless Purchaser from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to (i) Taxes required to be shown on Pre-Closing Tax Returns, including, without limitation, any Tax liability that arises by reason of the Company or any

Subsidiary being liable for any Taxes of Seller or any Affiliates of Seller other than the Company, and any Tax liability incurred in connection with the transactions contemplated by this Agreement, including the sale of the Shares and (ii) Taxes for the taxable periods including the Closing Date in an amount equal to the Tax liability that would have resulted had the last day of the period been the Closing Date and had the books of the Company been closed on that date, with the taxable income being determined under the principles of appropriate law ("SELLER'S STUB PERIOD TAXES"), to the extent such Taxes exceed the amount reserved for Taxes (current or deferred) on the financial statements for the corresponding period. For purposes of computing Seller's Stub Period Taxes, Taxes other than income Taxes for which the last day of the taxable period is not the Closing Date will be allocated pro rata per day between the period ending on the Closing Date, and the period commencing after the Closing Date. A Claim Notice or Indemnity Notice will be timely if given prior to thirty
(30) days after the expiration of the Applicable Statute of Limitations, even if the related claim, action, cause of action, liability, loss or damage is not resolved until after such date.

          (b) To the extent that an Event (as defined below) or proposed Event could result in liability for Seller pursuant to this Agreement, Purchaser shall notify Seller of such Event or proposed Event as promptly as practicable and shall consult with, and use commercially reasonable efforts to cooperate with, Seller with respect to the resolution of any issue relating to Taxes arising as a result of or in connection with such Event or proposed Event. Purchaser shall have the right to control any audit or examination relating to Taxes by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes of the Company or any Subsidiary for all taxable periods including periods prior to or including the Closing Date (an "EVENT"), and shall be entitled to all refunds with respect to such taxable periods. In the event that the IRS or any other taxing authority requests an extension or stay of any applicable statute of limitation referred to in SECTION 10.02(A), Purchaser shall notify Seller of such request (for purposes of this provision, Purchaser shall take all commercially reasonable measures to provide for actual receipt of notice by Seller, SECTION 13.01 notwithstanding), and Seller shall, within thirty (30) days of such notice, either (i) consent to a corresponding extension of the indemnification period for claims based on the Taxes which are the subject of such request or (ii) decline to give such consent, which Seller shall not do unreasonably; PROVIDED, that Seller's failure to respond within thirty (30) days as required by this sentence shall constitute Seller's consent to such extension; PROVIDED, HOWEVER, that if either the remaining time of the applicable statute of limitations or the period for responding to such request by the IRS or another taxing authority is less than thirty (30) days, Seller shall respond not later than the day preceding the end of such period.

          10.03 OTHER INDEMNIFICATION.

          (a) After the Closing and subject to paragraph (c) of this Section and the other Sections of this ARTICLE X, Seller shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of (i) or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement or (ii) any arrangement, understanding or discussions between Seller (or any of its Affiliates) and any third party relating to the transactions contemplated hereby or any Acquisition Proposal.

          (b)  After the Closing and subject to the other Sections of this
Article X, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

          (c) Notwithstanding anything to the contrary contained in this Agreement, after the Closing (i) the sole and exclusive remedy of the Purchaser Indemnified Parties for any claims based on, relating to or arising out of this Agreement or any Operative Agreement, or the transactions contemplated hereby or thereby, under any theory whatsoever (legal, equitable or statutory), including but not limited to claims for any breach of representation or warranty on the part of Seller contained in Article II of this Agreement after the Closing (other than Seller's representations in SECTION 2.04 and the fourth, fifth and sixth sentences of SECTION 2.05 regarding ownership of the Company and Subsidiaries, SECTION 4.11 regarding noncompetition, SECTION 13.04 regarding public announcements, SECTION 13.05 regarding confidentiality, and common law fraud consisting of intentional actions or failures to act or knowing misrepresentations or omissions (collectively, "EXCLUDED MATTERS"), and provided that subparts (B) and (C) below do not apply to and include Losses relating to Taxes under SECTION 10.02) shall be a claim against the $1,000,000 portion of the Closing Payment (and interest) held in escrow pursuant to the Escrow Agreement; and (ii) no amounts of indemnity shall be payable as a result of any claim by a Purchaser Indemnified Party under SECTION 10.03(a) for breach of representation or warranty on the part of Seller contained in Article II of this Agreement after the Closing (other than EXCLUDED MATTERS), and provided that subparts (B) and (C) below do not apply to and include Losses relating to Taxes under SECTION 10.02):

                    (A) unless, until and then only to the extent that the Purchaser Indemnified Parties have suffered, incurred, sustained or become subject to Losses subject to indemnification under SECTION 10.03 in excess of $250,000 in the aggregate;

                    (B) unless the Indemnified Party has given the Indemnifying Party a Claim Notice or Indemnity Notice, as applicable with respect to such claim, prior to the first anniversary of the Closing Date; and

                    (C) if the Purchaser had actual Knowledge of such breach prior to the Closing and such breach was not Known by the Seller prior to the Closing.

          10.04 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under SECTION 10.02 or SECTION 10.03 will be asserted and resolved as follows:

          (a) The Indemnified Party shall deliver a Claim Notice to the Indemnifying Party of any claim by a third party which may give rise to a claim by the Indemnified Party against the Indemnifying Party (a "THIRD PARTY CLAIM") under SECTION 10.02 or
SECTION 10.03, stating the nature and basis of such claims and the estimated amount, to the extent known, of the Loss arising out of such Third Party Claim. The Indemnified Party's failure or delay to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim will not constitute a waiver of the Indemnified Party's rights, unless and only to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure or delay of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnifying Party of legally served claims of third parties within twenty (20) days after receipt, but failure to give or delay in giving such notice shall not affect any rights of the Indemnified Party unless and only to the extent that the Indemnifying Party is prejudiced by such failure or delay of the Indemnified Party.

               (i) If, within thirty (30) days after receipt of such notice, the Indemnifying Party advises the Indemnified Party that the Indemnifying Party will defend such Third Party Claim at its expense, then as long as such defense is being conducted, the Indemnified Party shall not settle such Third Party Claim and shall afford the Indemnifying Party and its counsel commercially reasonable assistance in defending against the Third Party Claim.

               (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to SECTION 10.04(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

               (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under SECTION 10.03 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under SECTION
     10.03 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this
     SECTION 10.04.

          (b)  In the event any Indemnified Party should have a claim under
SECTION 10.03 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under SECTION 10.03 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this SECTION 10.04.

          (c)  Any dispute submitted to arbitration pursuant to this SECTION
10.04 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "BOARD OF ARBITRATION") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for a third member possessing expertise or experience appropriate to the dispute jointly by the Indemnified Party and the Indemnifying Party. The Board of Arbitration shall meet in Indianapolis, Indiana or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate, PROVIDED that the Board of Arbitration adheres to the provisions of this Agreement. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.


                                   ARTICLE XI

                                   TERMINATION

          11.01 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser;

          (b) at any time before the Closing, by Seller or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

          (c) at any time after the later of (i) fifteen (15) days after all necessary clearances pursuant to the HSR Act shall have been obtained or (ii) September 30, 2000, by Seller or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

          11.02 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to SECTION 11.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in this SECTION 11.02 and except that the provisions with respect to expenses in SECTION 13.03 and confidentiality in SECTION 13.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary: (a) if the Closing does not occur, due to the failure of the condition set forth in SECTION 6.13 to be satisfied, then Purchaser shall be obligated to pay to Seller Two Million Dollars ($2,000,000) as liquidated damages, due and payable upon termination of this Agreement pursuant to SECTION 11.01; (b) if the Closing does not occur, due to Seller not using good faith efforts to satisfy Seller's conditions to Closing, then Seller shall be obligated to pay to Purchaser One Million Dollars ($1,000,000) as liquidated damages, due and payable upon such termination; and
(c) if the Closing does not occur due to a material breach by either party not covered in (a) or (b) above, then each party shall be entitled to such compensatory damages for out of pocket expenses incurred after the date of this Agreement, or such equitable relief as may be appropriate in the circumstances; PROVIDED that, in the case of (c) above, (i) no party will be entitled to such compensatory damages unless, until and then only to the extent such party has incurred such compensatory damages in excess of $250,000 in the aggregate, and
(ii) no party will be entitled to such compensatory damages in excess of $1,000,000 in the aggregate. The parties agree that the damages for failing to close are or may be difficult to ascertain and that the foregoing amounts specified as liquidated damages are reasonable and do not constitute a penalty.

                                   ARTICLE XII

                                   DEFINITIONS

          12.01 DEFINITIONS.

          (a) DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

          "ACQUISITION PROPOSAL" means any proposal for a merger or other business combination to which the Company or any Subsidiary is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary, other than (i) the transactions contemplated by this Agreement and (ii) any merger or other business combination or sale of equity interests or assets to which Seller or any Affiliate of Seller is a party and which indirectly involves the Company or a Subsidiary, PROVIDED that the Person making such proposal expressly recognizes the rights of Purchaser hereunder in a written instrument reasonably satisfactory to Purchaser.

          "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

          "AFFILIATE" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

          "APPLICABLE STATUTES OF LIMITATIONS" shall mean for federal taxes the general three (3) year statute of limitations as set forth in Section 6501(a) of the Code and for all state taxes the analogous statutes of limitations for the applicable state.

          "AGREEMENT" means this Stock Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with SECTIONS 6.03 and 7.03, as the same shall be amended from time to time.

          "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "AUDITED FINANCIAL STATEMENT DATE" means the last day of the most recent fiscal year of the Company for which Financial Statements are delivered to Purchaser pursuant to SECTION 2.09.

          "AUDITED FINANCIAL STATEMENTS" means the Financial Statements for the most recent fiscal year of the Company delivered to Purchaser pursuant to
SECTION 2.09.

          "BENEFIT PLAN" means any Plan established by the Company or any Subsidiary, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company or any Subsidiary contributes or has contributed, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "BOARD OF ARBITRATION" has the meaning ascribed to it in SECTION 10.04(c).

          "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

          "BUSINESS OR CONDITION OF THE COMPANY" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company and the Subsidiaries taken as a whole.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

          "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5.

          "CLAIM NOTICE" means written notification pursuant to SECTION 10.04(a) of a Third Party Claim as to which indemnity under SECTION 10.02 or SECTION
10.03 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under SECTION
10.02 or SECTION 10.03, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

          "CLOSING" means the closing of the transactions contemplated by
SECTION 1.03.

          "CLOSING DATE" means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in SECTIONS 6.04 through 6.07 and SECTIONS 7.04 and 7.05 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "COMMON STOCK" means the common stock, no par value, of the Company.

          "COMPANY" has the meaning ascribed to it in the forepart of this Agreement.

          "CONTRACT" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

          "DEFINED BENEFIT PLAN" means each Benefit Plan which is subject to
Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

          "DISCLOSURE SCHEDULE" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

          "DISPUTE PERIOD" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

          "ENVIRONMENTAL CLAIM" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAW" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA AFFILIATE" means any Person who is in the same controlled group of corporations or who is under common control with Seller or, before the Closing, the Company or any Subsidiary (within the meaning of Section 414 of the Code).

          "ESCROW AGENT" and "ESCROW AGREEMENT" have the respective meanings ascribed to them in SECTION 1.03.

          "ESTOPPEL CERTIFICATE" means the written certification, issued not more than thirty (30) days prior to the Closing Date by a lessor, sublessor or other party to a lease or occupancy agreement, stating (a) that such lease or occupancy agreement is (i) in full force and effect and (ii) has not been modified or amended except as described therein, (b) the date to which rental has been paid, (c) that no default or event of default exists thereunder and (d) that to the best of the knowledge of the issuer thereof, no event has occurred which, with the giving of notice or lapse of time or both, would be a default or event of default thereunder.

          "FINANCIAL STATEMENTS" means the consolidated financial statements of the Company and its consolidated Subsidiaries delivered to Purchaser pursuant to
SECTION 2.09 or 4.06.

          "GAAP" means generally accepted accounting principles in the United States, consistently applied throughout the specified period and in the immediately prior comparable period.

          "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "HAZARDOUS MATERIAL" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

          "HSR ACT" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

          "INCOME PAYMENT" shall have the meaning ascribed to it in SECTION
1.04.

          "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of ARTICLE X.

          "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of ARTICLE X.

          "INDEMNITY NOTICE" means written notification pursuant to SECTION 10.04(b) of a claim for indemnity under ARTICLE X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

          "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

          "INVESTMENT ASSETS" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary and issued by any Person other than the Company or any Subsidiary (other than trade receivables generated in the ordinary course of business of the Company and the Subsidiaries).

          "IRS" means the United States Internal Revenue Service.

          "KNOWLEDGE OF PURCHASER" or other reference to Purchaser's knowledge or awareness means the actual knowledge of any officer or director of Purchaser or any subsidiary of or entity affiliated with Purchaser.

          "KNOWLEDGE OF SELLER" or "KNOWN TO SELLER" or other reference to Seller's knowledge means the actual knowledge of any officer or director of Seller, the Company or any Subsidiary.

          "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, Switzerland, any foreign country or any domestic or foreign state, canton, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

          "NPL" means the National Priorities List under CERCLA.

          "OPERATIVE AGREEMENTS" means the Escrow Agreement and any support or other agreements to be entered into in connection with the transaction.

          "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

          "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

          "PENSION BENEFIT PLAN" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

          "PERSON" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          "PURCHASE PRICE" has the meaning ascribed to it in SECTION 1.02.

          "PURCHASER" has the meaning ascribed to it in the forepart of this Agreement.

          "PURCHASER INDEMNIFIED PARTIES" means Purchaser and its officers, directors, employees, agents and Affiliates.

          "QUALIFIED PLAN" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

          "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "REPRESENTATIVES" has the meaning ascribed to it in SECTION 4.03.

          "RESOLUTION PERIOD" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

          "SELLER" has the meaning ascribed to it in the forepart of this Agreement.

          "SELLER INDEMNIFIED PARTIES" means Seller and its officers, directors, employees, agents and Affiliates.

          "SHARES" has the meaning ascribed to it in the forepart of this Agreement.

          "SUBJECT DEFINED BENEFIT PLAN" means each Defined Benefit Plan listed and described in SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE.

          "SUBSIDIARY" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

          "TAX RETURN" means a report, return or other information (including any amendments) required to be supplied to a governmental entity by the Company or any Subsidiary with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any Subsidiary.

          "TAXES" means any federal, state, county, local or foreign taxes, charges, fees, levies, other assessments, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

          "THIRD PARTY CLAIM" has the meaning ascribed to it in SECTION
10.04(a).

          "UNAUDITED FINANCIAL STATEMENT DATE" means the last day of the most recent fiscal quarter of the Company for which Financial Statements are delivered to Purchaser pursuant to SECTION 2.09.

          "UNAUDITED FINANCIAL STATEMENTS" means the Financial Statements for the most recent fiscal quarter of the Company delivered to Purchaser pursuant to
SECTION 2.09.

          (b) CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively;

(iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          13.01 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to Purchaser, to:

          Steinway Musical Instruments, Inc.
          800 South Street, Suite 425
          Waltham, Massachusetts  02453
          Facsimile No.:  (781) 894-9770
          Attn:  Dennis M. Hanson

          with a copy to:

          Milbank, Tweed, Hadley & McCloy LLP
          601 S. Figueroa Street, 30th Floor
          Los Angeles, California  90017
          Facsimile No.:  (213) 892-4710
          Attn:  Neil J Wertlieb

          If to Seller, to:

          BIM Holding AG
          Im Haus Moosente
          CH-8201 Schaffhausen
          Switzerland
          Attn:  Bernhard Muskantor
          with a copy to:

          Barnes & Thornburg
          121 West Franklin Street, Suite 200
          Elkhart, Indiana  46516
          Facsimile No.:  (219) 296-2535
          Attn:  J. Scott Troeger

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          13.02 ENTIRE AGREEMENT. This Agreement and the Operative Agreements supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation that certain letter of intent between the parties dated May 11, 2000, and confidentiality agreement between the parties dated May 17, 2000, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

          13.03 EXPENSES. Except as otherwise expressly provided in this Agreement (including without limitation as provided in SECTION 11.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and Seller shall pay the costs and expenses of the Company and the Subsidiaries, incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby; provided, however, that Seller shall not be required to bear expenses incurred in the ordinary course of business of the Company or the Subsidiaries notwithstanding that this Agreement requires conducting the business of the Company and the Subsidiaries in the ordinary course of business.

          13.04 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, Seller and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company and the Subsidiaries sell goods or provide services or with whom the Company and the Subsidiaries otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

          13.05 CONFIDENTIALITY. Each party hereto will hold, and will use its best efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; PROVIDED that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company and the Subsidiaries furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

          13.06 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

          13.07 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

          13.08 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under ARTICLE X.

          13.09 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under ARTICLE XI) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of all of the issued and outstanding stock of the Company or a substantial part of its assets or (iii) any financial institution providing purchase money or other financing to Purchaser or the Company from time to time as collateral security for such financing, but no such assignment referred to in clause (i), (ii) or (iii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          13.10 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          13.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Seller hereby irrevocably appoints Jack Westheimer, 5720 RFD, Long Grove, Illinois 60047, and Purchaser hereby irrevocably appoints Dennis M. Hanson, at the offices specified in SECTION 13.01, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby and upon whom such process may be served, with the same effect as if such party were a resident of the State of Indiana and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, PROVIDED that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in SECTION 14.01. Seller and Purchaser will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in the United States, reasonably satisfactory to the other party, with like powers. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Indiana or any court of the State of Indiana in any such action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court, PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this SECTION
13.11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Indiana other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

          13.12 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

          13.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Indiana applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

          13.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.



                              STEINWAY MUSICAL INSTRUMENTS, INC.



                              By:  /s/ Dana D. Messina
                                   ----------------------------------
                                   Name:     Dana D. Messina
                                   Title:    President and CEO



                              BIM HOLDING AG



                              By:  /s/ Bernhard Muskantor
                                   ----------------------------------
                                   Name:     Bernhard Muskantor
                                   Title:    Chairman and CEO